Exhibit 99.3

Reconciliation of Non-GAAP Measures (Unaudited)

Pro forma operating EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. Subsequent to the Distributions, DuPont management intends to utilize pro forma operating EBITDA because management believes that this measure provides additional information about the ability to meet future debt service, capital expenditures and working capital requirements. Pro forma operating EBITDA - DuPont is defined as pro forma earnings (i.e. pro forma “Income (loss) from continuing operations before income taxes”) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding the impact of adjusted significant items.

Pro forma information used in the calculation of pro forma operating EBITDA - DuPont was determined in accordance with Article 11 of Regulation S-X and was derived from DowDuPont’s historical consolidated financial statements and accompanying notes, adjusted to give effect to the Transactions as if they had been consummated on January 1, 2017. The pro forma financial statements were based on and should be read in conjunction with the separate historical financial statements contained in DowDuPont’s Annual Report on Form 10-K for the year ended December 31, 2018 and in each of Historical Dow and Historical DuPont’s Annual Reports on Form 10-K for the year ended December 31, 2018.

For the years ended December 31, 2018 and 2017, pro forma operating EBITDA - DuPont was $4.9 billion and $4.0 billion, respectively. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2018 and 2017 include costs of approximately $1.0 billion and $1.2 billion, respectively, previously allocated to the agriculture and materials science businesses that did not meet the definition of discontinued operations in accordance with ASC 205. A significant portion of these costs relate to Historical Dow and consist of leveraged services provided through service centers, as well as other corporate overhead costs related to information technology, finance, manufacturing, research & development, sales & marketing, supply chain, human resources, sourcing & logistics, legal and communications, public affairs & government affairs functions. These costs related to Historical Dow will not be incurred by DowDuPont (and DuPont post the Corteva Distribution) subsequent to the distribution of Dow on April 1, 2019.

The reconciliation between pro forma operating EBITDA - DuPont and pro forma income from continuing operations, net of tax - DuPont, its most directly comparable GAAP measure, is as follows for the periods indicated:

(in millions)	Year Ended December 31, 2018	Year Ended December 31, 2017
Pro forma income from continuing operations, net of tax - DuPont	$281	$528
+ Provision (credit) for income taxes on continuing operations	177	(1,903)

Pro forma income (loss) from continuing operations before income taxes	$458	$(1,375)

+ Depreciation and amortization	2,170	2,131
– Interest income[1]	(39)	(22)
+ Interest expense and amortization of debt discount	684	684
- Non-operating pension/OPEB benefit	(96)	(57)
+ Foreign exchange losses, net[1,2]	43	493
+ Adjusted significant items	1,704	2,176

Pro forma operating EBITDA - DuPont	$4,924	$4,030

1.	Reflected in sundry income (expense) - net.
2.

Excludes a $50 million pretax foreign exchange loss included in adjusted significant items, related to adjustments to Historical DuPont’s foreign currency exchange contracts as a result of U.S. tax reform during the year ended December 31, 2018.

Adjusted Significant Items

(in millions)	Year Ended December 31, 2018	Year Ended December 31, 2017
Merger-related inventory step-up amortization[1]	$72	$938
Net loss (gain) on change in joint venture ownership and sale of assets[2]	41	(162)
Integration and separation costs	1,394	810
Income tax related item[3]	50	—
Restructuring and asset-related charges - net	147	590

Total adjusted significant items	$1,704	$2,176

1.	Reflected in cost of sales.
2.	Reflected in sundry income (expense) - net.
3.	Includes a foreign exchange loss related to adjustments to Historical DuPont’s foreign currency exchange contracts as a result of U.S. tax reform.

Reconciliation to Operating EBITDA / Pro Forma Operating EBITDA of the Specialty Products Division of DowDuPont

DowDuPont’s current measure of profit/loss for segment reporting purposes for the years ended December 31, 2018 and 2017 is operating EBITDA and pro forma operating EBITDA, respectively, as this is the manner in which DowDuPont’s chief operating decision maker (“CODM”) assesses performance and allocates resources. DowDuPont defines operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes”) before interest, depreciation, amortization, and foreign exchange gains (losses), excluding the impact of significant items and pro forma operating EBITDA as pro forma earnings (i.e., pro forma “Income from continuing operations before income taxes”) before interest, depreciation, amortization, and foreign exchange gains (losses), excluding the impact of significant items. Operating EBITDA and pro forma operating EBITDA for the specialty products division of DowDuPont is based on the combined results of DowDuPont’s Electronics & Imaging, Nutrition & Biosciences, Transportation & Advanced Polymers, and Safety & Construction segments. The specialty products division of DowDuPont does not include amounts reflected in DowDuPont Corporate.

Pro forma adjustments used in the calculation of pro forma operating EBITDA for the specialty products division were determined in accordance with Article 11 of Regulation S-X and were based on the historical consolidated financial statements of Historical Dow and Historical DuPont, adjusted to give effect to the Merger only as if it had been consummated on January 1, 2016. The unaudited pro forma historical division information has been presented for informational purposes only and is not necessarily indicative of what the specialty products division’s results of operations actually would have been had the Merger been completed as of January 1, 2016, nor is it indicative of the future operating results of the specialty products division. The unaudited pro forma operating EBITDA for the specialty products division does not reflect restructuring or integration activities or other costs that may be incurred to achieve cost or growth synergies of DuPont.

A reconciliation between pro forma operating EBITDA - DuPont and operating EBITDA and pro forma operating EBITDA of the specialty products division of DowDuPont(1) for the years ended December 31, 2018 and 2017, respectively, is as follows:

(in millions)	Year Ended December 31, 2018	Year Ended December 31, 2017
Pro forma operating EBITDA - DuPont	$4,924	$4,030

+ Historical Dow costs to be eliminated at separation of Dow(2)	929	1,042
+ Historical DuPont corporate costs(3)	350	390
+ Pre-commercial and other business support costs(4)	180	245
+ Non-operating pension/OPEB & Other(5)	280	(58)

Operating EBITDA / Pro forma operating EBITDA - specialty products division of DowDuPont	$6,663	$5,649

1.

Operating EBITDA and pro forma operating EBITDA for the specialty products division of DowDuPont is based on the combined results of DowDuPont’s Electronics & Imaging, Nutrition & Biosciences, Transportation & Advanced Polymers, and Safety & Construction segments as disclosed in DowDuPont’s Annual Form 10-K for the year ended December 31, 2018 filed with the SEC on February 11, 2019. The specialty products division of DowDuPont does not include amounts reflected in DowDuPont Corporate.

2.	Historical Dow costs previously allocated to the agriculture and materials sciences businesses that did not meet the definition of discontinued operations in accordance with ASC 205
3.

Includes approximately $115 million and $130 million of Historical DuPont costs previously allocated to the agriculture and materials science businesses that did not meet the definition of discontinued operations in accordance with ASC 205 for the years ended December 31, 2018 and 2017, respectively. The remaining costs were previously included in DowDuPont Corporate.

4.

Pre-commercial and other business support costs supporting the segments that were previously reflected in DowDuPont Corporate but are expected to be reflected in DuPont segment results after the separations and distributions.

5.

Non-operating pension / OPEB costs & benefits are allocated by DowDuPont to its segments and are included in DowDuPont’s segment reporting measure. DuPont intends to exclude these amounts from its measure of pro forma operating EBITDA.

2